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                                                                    Exhibit 10.1

                        SEPARATION AND RELEASE AGREEMENT

        THIS SEPARATION AND RELEASE AGREEMENT (the "Agreement") is effective as of April 24, 2007 by and between Jefferson Stanley (the "Employee") and Voyager Petroleum, Inc., ("Voyager," "Employer," or "Company"), a Nevada corporation the "Company").

                                   WITNESSETH:

         WHEREAS, the Employee was employed by the Company on various positions such as Chief Executive Officer, Chief Financial Officer and as a Director of Voyager Petroleum, Inc.;

         WHEREAS, the Company and the Employee have mutually decided that the Employee will resign and receive compensation pursuant to the terms and conditions contained herein;

         NOW, THEREFORE, the Employee and the Company, intending to be legally bound hereby and in consideration of the promises contained herein, do hereby agree as follows:

         1. RESIGNATION. The Employee agrees to resign as (i) Voyager's Chief Executive Officer, (ii) Chief Financial Officer, (iii) a Director of Voyager and from any other position that he holds with any of the Company's subsidiaries, if any, effective as of the end of the business day on April 24, 2007 (the "Resignation Date"). The Employee acknowledges and agrees that after the Resignation Date, he will not have the authority to represent or bind the Company or its subsidiaries as an officer or employee.

         2. TERMINATION OF EMPLOYMENT, PAYMENT OF ACCRUED SALARY, BONUS, PAYMENT OF SEVERANCE, REIMBURSEMENT OF EXPENSES, REGISTRATION OF SHARES UNDERLYING PREVIOUSLY GRANTED OPTIONS AND CONVERSION OF PREFERRED SHARES INTO COMMON STOCK.

             2.1 Employee acknowledges and agrees that this Agreement shall serve to terminate his employment and that this Agreement sets forth all the compensation that is payable to him, effective as of the Resignation Date. The Employee agrees that he shall be paid all of his accrued salary which is owed to him by the Company as of the Resignation Date, and agrees that said salary amount, which is equal to an aggregate of $22,500.00 (TWENTY TWO THOUSAND FIVE HUNDRED DOLLARS), shall be payable by the issuance of the Company's common stock, which shall be equal to 362,904 shares, valued at the closing bid price of the Company's common stock on the Over-The-Counter Bulletin Board on April 24, 2007, which was $0.062. The Company and the Employee acknowledge that the 362,904 shares shall be issued in the name of Employee and included for registration on Form S-8 which shall be filed no later than May 15, 2007.

             2.2 The Company agrees to pay Employee $35,000 (THIRTY FIVE THOUSAND DOLLARS) as a bonus for services rendered prior to April 24, 2007. This bonus shall be payable by the issuance of the Company's common stock, which shall be equal to 564,517 shares, valued at the closing bid price of the Company's common stock on the Over-The-Counter Bulletin Board on April 24, 2007, which was $0.062. The Company and the Employee acknowledge that the 564,517 shares shall be issued in the name of Employee and included for registration on Form S-8, which shall be filed no later than May 15, 2007.


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         2.3 The Company agrees to pay Employee six-weeks salary of $18,750 as severance pay which shall be payable in accordance with the Company's payroll procedures in two installment payments of $9,375, which shall be payable on or before May 15, 2007 and May 30, 2007, respectively. Applicable withholding taxes and other amounts that are required to be withheld or deducted by federal and Illinois law will apply to these payments in accordance with Section 3.3 herein.

         2.4 The Company agrees to reimburse Employee for outstanding expenses incurred prior to April 24, 2007 which are owed to him by the Company as of the Resignation Date. The Employee agrees that said expenses aggregate less than $1,200 which shall be immediately payable in one lump sum by check upon presentation of an Expense Statement and receipts evidencing said expenses.

         2.5 The Company agrees to register the 2,000,000 underlying shares of an Option granted to Employee on August 29, 2006 at the exercise price of $0.13 per share. The Company and the Employee acknowledge that the 2,000,000 shares underlying such option shall be issued in the name of Employee and included for registration on Form S-8, which shall be filed no later than May 15, 2007.

         2.6 The Employee agrees to convert all of the shares of Series A Preferred Stock of Voyager which he owns as of the Resignation Date, which amounts to an aggregate of 500,000 shares, into 500,000 shares of common stock of Voyager immediately upon the execution of this agreement. Pursuant thereto, the Employee shall return the certificate(s) representing such shares of Series A Preferred Stock to the Company's transfer agent immediately upon the execution of this Agreement requesting that the 500,000 shares of the Company's Series A Preferred Stock be immediately converted into 500,000 shares of the Company's common stock. The conversion shall be completed no later than May 15, 2007. In the event the conversion is not completed by May 15, 2007, then, in addition to any other remedies the Company may have herein, the Employee waives the Company's obligations outlined in 2.5 above.

         2.7 In the event any of the above items outlined in 2.1 through 2.5 are not paid or issued within the time frame or under the terms and conditions outlined herein for any reason, the Company shall continue to be responsible for satisfying the obligations outlined above and shall immediately grant an Option to purchase 2,000,000 shares of the Company's common stock with an exercise price at the closing bid price on the date of grant which shall be exercisable for a period of five years from the date of grant . The Employee shall then be notified of any registrations and all options of employee shall then be immediately registered at employees discretion and subject to legal limitation with the next registration statement put forth by the Company. After each item outlined in 2.1 through 2.5 is satisfied, Employee agrees to sign an acknowledgment stating that said item was paid or issued within the time frame and under the terms and conditions outlined herein.

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         3. BENEFITS.

         3.1 CONTINUED BENEFITS. In consideration of the covenants set forth herein, the Company agrees to provide the Employee with medical benefits which include his spouse and children from the date hereof through June 30, 2007 (the "Benefit Period").

         3.2 BENEFITS AFTER THE BENEFIT PERIOD. Subsequent to the expiration of the Benefit Period, the Company will provide the Employee with information regarding any benefits which may be converted to individual coverage and/or coverage which includes his spouse in accordance with Consolidated Omnibus Budget Reconciliation Act (COBRA) regulations. Employee acknowledges and agrees that he will not be entitled to any perquisites, benefits or other compensation whatsoever after the Resignation Date, except as described in this Agreement.

         3.3 AMOUNTS STATED BEFORE TAXES. All amounts stated in this Agreement are prior to any deduction for applicable withholding taxes and other amounts that are required to be withheld or deducted by federal and Illinois law.

         4. EMPLOYEE AND EMPLOYER WAIVER AND RELEASE. For good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Employee and Employer, including the benefits afforded to the Employee as described in Section 3 hereof, Employee hereby agrees that regardless of who assumes his duties, his separation of employment from the Employer was not due in any way to age or any other type of discrimination or any wrongful act of the Employer. Employer and Employee do hereby voluntarily and fully mutually release and forever discharge each other, together with any past and current predecessors, successors, shareholders, officers, directors, employees, agents, servants, attorneys, trustees, insurers, representatives, contractors, subsidiaries, related organizations and affiliates of the Employer, jointly and individually, and any dependents, heirs, executors administrators and assigns of the Employee, jointly and individually from any and all claims, demands, debts, causes of action, claims for relief, and damages, of whatever kind or nature, known or unknown, developed or undeveloped, which Employee or Employer had, now have or may hereinafter have from the beginning of the world to the date of this Agreement, including, without limitation, all claims and all rights which the Employee may have under Title VII of the Civil Rights Act of 1964; the Equal Employment Opportunity Act of 1972; the Civil Rights Act of 1991; the Age Discrimination and Employment Act of 1967; the Employee Retirement Security Act 42 U.S.C. ss. 1981; the Older Workers' Benefit Protection Act; the Americans with Disabilities Act; the Family Medical Leave Act of 1993; the Equal Pay Act; the Fair Labor Standards Act; the Broward County Equal Opportunity Ordinance, the Illinois Workers' Compensation Act and any other applicable workers' compensation laws, any federal or state whistleblower acts and any and all other federal, state and local laws and statutes which regulate employment; and the laws of contracts, tort and other subjects. (The Employee and Employer agree that the forgoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the Employee and Employer to fully and completely release all claims whatsoever in any way relating to the Employee's employment with the Employer and to the termination of such employment.)

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         5. RELEASED PARTIES AND NO ADMISSION OF LIABILITY. The Employee and
Employer further agree that the definition of "Employer", "Company" and "Voyager" contained in this Agreement shall be broadly construed and it expressly includes, collectively, without limitation, all current and former: affiliate companies, officers, directors, trustees, employees, agents, servants, contractors, stockholders, attorneys, trustees, insurers, representatives and contractors of the Company, its subsidiaries and affiliated entities, successors, assigns and all persons and entities acting by, through, under or in connection with them, and each of them in addition to the other persons and entities referred to in Section 4 hereof. For purposes of the Agreement, the definition of "Employee" shall include, collectively, the Employee, the spouse of the Employee and the Employee's dependents, heirs, executors administrators and assigns, past and present and each of them. Execution of this Agreement and payment of the benefits specified in Section 3 of this Agreement does not constitute an admission by the Employee or Employer of any violation of any civil rights or other employment discrimination statute, or any other legal statute, provision, regulation, ordinance, order or action under common law. Rather, this Agreement expresses the intention of the parties to resolve all issues and other claims related to or arising out of Employee's employment by the Company without the time and expense of litigation.

         6. NO COMPLAINTS OR LITIGATION. The Employee represents and warrants that he has not filed against the Company or any of its subsidiaries, affiliates or any Released Parties, any complaints, charges or law suits arising out of his employment by the Company, or any other matter arising on or prior to the date hereof. The Employee covenants and agrees that he has completely and fully released the Released Parties from any and all liability, as set forth in
Section 4 of this Agreement, and this release includes, without limitation, the Alleged Matters.

         7. GOVERNING LAW. The law of the State of Illinois shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. This Agreement constitutes the entire agreement and understanding between the Employee and the Company regarding the Employee's resignation from employment with the Company. This Agreement totally replaces and supersedes any and all prior agreements, arrangements, representations and understandings between the Employee and the Company, including but not limited to the Employment Agreement and agreements in which the Employee was granted options to purchase the Company's common stock, except for certain sections of the Employment Agreement which have been incorporated herein by reference. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by the parties hereto. This Agreement may be specifically enforced in judicial proceedings and may be used as evidence in a subsequent proceeding in which a breach is alleged. Headings are for convenience only and should not be used in interpreting this Agreement.

         8. NON DISPARAGING REMARKS. The Employee and Employer agree that they will not directly or indirectly, individually or in concert with others (i) disparage, interfere with or attempt to interfere with, one another's reputation, goodwill, services, business and/or the Company's stockholders, directors, officers, employees, agents, representatives and any affiliates or
(2) engage in any conduct, take any actions or make any statements (oral or


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written) to the public, future employers, customers, vendors, the investment community, the media, current, former or future Company employees, or any other third party whatsoever that is calculated to have, or reasonably likely or possibly having, the effect of undermining, disparaging or otherwise reflecting negatively or could reasonably be considered to undermine, disparage or reflect negatively, on the Company, its reputation, goodwill, services, business and/or stockholders, directors, officers, employees, agents, representatives and its affiliates.

         9. KNOWING AND VOLUNTARY SETTLEMENT. IN EXECUTING THIS AGREEMENT, THE EMPLOYEE HEREBY REPRESENTS THAT HE HAS BEEN AFFORDED A REASONABLE OPPORTUNITY TO CONSIDER THIS AGREEMENT; THAT HE HAS COMPLETELY AND CAREFULLY READ THIS AGREEMENT; THAT HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY OF HIS OWN CHOICE PRIOR TO EXECUTING THIS AGREEMENT, AND RELIED ON THE LEGAL ADVICE OF HIS ATTORNEY; AND WAIVES ANY CONFLICT OF INTEREST THAT MAY EXIST BETWEEN HIS ATTORNEY AND THE COMPANY; THAT HE HAD THE OPPORTUNITY TO HAVE AN ATTORNEY EXPLAIN TO HIM THE TERMS OF THIS AGREEMENT; THAT HE KNOWS AND UNDERSTANDS THE CONTENTS OF THIS AGREEMENT; THAT THE TERMS OF THIS AGREEMENT ARE TOTALLY SATISFACTORY TO AND FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED BY HIM. THE EMPLOYEE ALSO AGREES THAT HE VOLUNTARILY AGREES TO BE BOUND BY IT.

         10. EFFECT OF SETTLEMENT, INTERPRETATION AND SCHEDULES. The Company and Employee intend this Agreement to be legally binding upon and inure to the benefit of each of them and their respective heirs, administrators, executors, successors and assigns. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent and not strictly for or against any party hereto, regardless of who drafted or was principally responsible for drafting this Agreement. The recitals contained at the beginning of this Agreement are expressly made a part of this Agreement.

         11. ARBITRATION. Any dispute or controversy between the Company and the Employee, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by binding arbitration in Illinois administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company. The parties agree that any arbitration proceedings shall be held in Cook County, Illinois, unless mutually agreed by both parties in writing.

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         12. SEVERABILITY AND WAIVER OF JURY TRIAL. Should any provision of this
Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, including the general release language, such provision shall immediately become null and void, leaving the remainder of the Agreement in full force and effect. However, if any portion of the general release language is ruled to be unenforceable for any reason, Employee shall return the monetary value of the consideration paid to him pursuant to Section 3 of this Agreement to the Company. The Company and the Employee each knowingly, intentionally, and irrevocably waive any and all rights to a jury trial for any litigation or legal proceeding in any way relating to or arising out of this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same and shall become effective when counterparts have been signed by each party and delivered to the other party. Delivery shall be made by facsimile transmission or in person. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall forward the original to the other party by overnight courier within 10 days of facsimile delivery.

IN WITNESS WHEREOF, the aforesaid parties have hereunto set their hands and seals as of the day below written.

_/s/ Jefferson Stanley____
Jefferson Stanley

Executed on April 24, 2007



Voyager Petroleum, Inc.

__/s/ Sebastien C. DuFort_
Sebastien C. DuFort
President



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